UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

WORLD TROPHY OUTFITTERS, INC.

(Name of Registrant as Specified in Its Charter)

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WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

WORLD TROPHY OUTFITTERS, INC.
Jingyi Road, Changxing Economic Development Zone
Changxing, Zhejiang Province
The People’s Republic of China

INFORMATION STATEMENT

This Information Statement (this “Information Statement”) is being furnished to all holders of shares of common stock, par value $0.001 per share (“Common Stock”) of record at the close of business on December 29, 2008 (collectively, the “Stockholders”) of World Trophy Outfitters, Inc., a Nevada corporation (the “Company”), with respect to certain corporate actions of the Company. This Information Statement is first being provided to the Stockholders on or about December 29, 2008.

The corporate actions involve one (1) proposal (the “Proposal”) providing for the following:

1.	To approve a name change of the Company to Chisen Electric Corporation.

ONLY THE STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON DECEMBER 29, 2008 ARE ENTITLED TO NOTICE OF THE PROPOSAL. A PRINCIPAL STOCKHOLDER WHO HOLDS IN EXCESS OF FIFTY PERCENT (50%) OF THE COMPANY’S SHARES OF VOTING CAPITAL STOCK ENTITLED TO VOTE ON THE PROPOSAL HAS INDICATED ITS INTENTION TO VOTE IN FAVOR OF THE PROPOSAL. AS A RESULT, THE PROPOSAL WILL BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER OF THE COMPANY. THIS ACTION IS EXPECTED TO BE TAKEN NOT LESS THAN TWENTY (20) DAYS FROM THE MAILING OF THIS INFORMATION STATEMENT, BUT AS SOON THEREAFTER AS PRACTICABLE.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Xu Kecheng
Xu Kecheng, President and Chief Executive Officer

Changxing, Zhejiang Province, The People’s Republic of China
December 29, 2008

i

WORLD TROPHY OUTFITTERS, INC.

Jingyi Road, Changxing Economic Development Zone
Changxing, Zhejiang Province
The People’s Republic of China

INFORMATION STATEMENT

This Information Statement (this “Information Statement”) contains information related to certain corporate actions of World Trophy Outfitters, Inc., a Nevada corporation (the “Company”), and is expected to be mailed on or about December 29, 2008 to all holders of the voting capital stock of the Company, which includes all holders of common stock, par value $0.001 per share (“Common Stock”) of record at the close of business on December 29, 2008 (collectively, the “Stockholders”).

ABOUT THE INFORMATION STATEMENT

What Is The Purpose Of The Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, to notify the Stockholders, as of the close of business on December 29, 2008 (the “Record Date”), of the corporate actions expected to be taken pursuant to the written consent of a certain principal stockholder. Specifically, a holder of our Common Stock is expected to act upon certain corporate matters outlined in this Information Statement, which action is expected to take place on January 20, 2009, consisting solely of the approval to change the Company’s name to Chisen Electric Corporation (the “ Proposal”).

Who Is Entitled To Notice?

All holders of shares of Common Stock of record on the close of business on the Record Date will be entitled to notice of each matter to be voted upon by the principal stockholder pursuant to the written consent of the principal stockholder. Specifically, a principal stockholder of our Common Stock has indicated it will vote in favor of the Proposal on January 20, 2009. Under Nevada corporate law, all the activities requiring stockholder approval may be taken by obtaining the written consent and approval of more than fifty percent (50%) of the holders of voting stock in lieu of a meeting of the stockholders. Because the principal stockholder is entitled to cast 32,900,000 shares of Common Stock (which such shares are equal to 65.8% of the total issued and outstanding voting capital stock of the Company on the Record Date), no action by the minority stockholders in connection with the Proposal set forth herein is required.

Who Is The Principal Stockholders And How Many Votes Is It Entitled to Cast?

A principal stockholder holding 32,900,000 shares of Common Stock is entitled to cast a number of votes equal to 65.8% of the total issued and outstanding shares of voting capital stock of the Company on the Record Date.

What Corporate Matters Will The Principal Stockholder Vote For And How Will It Vote?

A principal stockholder that holds 65.8% of the total issued and outstanding voting capital stock of the Company on the Record Date holds a majority of the issued and outstanding voting capital stock required to vote on the matter. It has indicated that it will vote for the following:

•	For the approval to change the name of the Company to Chisen Electric Corporation (see page 4 herein).

What Is The Recommendation of the Board of Directors?

The recommendation of our Board of Directors (the “Board”) is set forth below together with the description of the item in this Information Statement. In summary, the Board recommends a vote:

•	For the approval to change the name of the Company to Chisen Electric Corporation (see page 4 herein).

What Vote Is Required To Approve The Proposal?

Corporate Name Change.  For the Proposal to change the name of the Company to Chisen Electric Corporation, a vote of a majority of the voting capital stock is required for approval of the Proposal. As a result, a vote to approve this Proposal by the principal stockholder holding 65.8% of the total voting capital stock of the Company on the Record Date is sufficient to approve the Proposal.

A principal stockholder has indicated an intention to vote in favor of the Proposal, and the number of shares of Common Stock within its voting control as of the Record Date is listed below. The following principal stockholder is entitled to cast 32,900,000 shares of Common Stock, or 65.8% of the shares of voting capital stock as of the Record Date and accordingly, has sufficient shares to approve the Proposal:

Title of Class	Name and Address	Amount and Nature of Ownership	Percentage of Class(1)
Common	Cheer Gold Development Limited Level 5 Development Bank of Samoa Building Beach Road, Apia, Samoa	32,900,000	65.8%

(1)	Applicable percentages of ownership of are based on 50,000,000 shares of Common Stock outstanding on December 29, 2008. Beneficial ownership is determined in accordance within the rules of the SEC and generally includes voting of investment power with respect to the securities. Shares subject to securities exercisable or convertible into shares of Common Stock that are currently exercisable or exercisable within sixty (60) days of December 29, 2008 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth each person known by us to be the beneficial owner of five (5%) percent or more of our Common Stock, all directors individually and all directors and officers as a group as of the Record Date. Each person named below has sole voting and investment power with respect to the shares shown unless otherwise indicated.

Name and Address of Beneficial Owner(1)	Amount of Direct Ownership	Amount of Indirect Ownership		Total Beneficial Ownership		Percentage of Class(2)
Xu Kecheng, Chairman of the Board, Chief Executive Officer & President	0	32,900,000	(3)	32,900,000	(3)	65.8%
He Zhiwei, Chief Financial Officer and Director	0	0		0		0%
Fei Wenmei, Corporate Secretary	0	0		0		0%
Liu Chuanjie, Treasurer and Director	0	0		0		0%
Wang Yajun, Vice President	0	0		0		0%
Dong Quanfeng, Director	0	0		0		0%
Jiang Yanfu, Director	0	0		0		0%
Gong Xiaoyan, Director	0	0		0		0%
Yun Hon Man, Director	0	0		0		0%
ALL DIRECTORS AND OFFICERS AS A GROUP (9 PERSONS):	0	32,900,000		32,900,000		65.8%
Cheer Gold Development Limited Level 5 Development Bank of Samoa Building Beach Road, Apia, Samoa	32,900,000	0		32,900,000		65.8%

(1)	Unless otherwise noted, each beneficial owner has the same address as the Company.
(2)	Applicable percentage of ownership is based on 50,000,000 shares of Common Stock outstanding as of the Record Date (post 3-for-1 dividend distribution of the Common Stock on November 4, 2008), together with securities exercisable or convertible into shares of Common Stock within sixty (60) days of the date of the Record Date for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.
(3)	Xu Kecheng may be considered to beneficially own 32,900,000 shares by virtue of his 100% ownership in Wisejoin Group Limited, which owns and controls 100% of Cheer Gold Development Limited, which directly beneficially owns 32,900,000 shares of Common Stock.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

(a)	No officer or Director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or Director of the Company.
(b)	No officer or Director of the Company has any substantial interest in the matters to be acted upon, (b) No Director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company as set forth in this Information Statement.

ADDITIONAL INFORMATION

Additional information concerning the Company, including its annual and quarterly reports filed with the SEC, may be accessed through the SEC’s EDGAR archives at http://www.sec.gov.

PROPOSAL — CHANGE THE COMPANY’S NAME TO CHISEN ELECTRIC CORPORATION

Our Company’s Board proposes to change our Company’s name from World Trophy Outfitters, Inc. to Chisen Electric Corporation.

Purpose of Changing the Name of the Company to Chisen Electric Corporation

On November 12, 2008 (the “Closing Date”), the Company entered into a Share Exchange Agreement with Fast More Limited, a Hong Kong investment holding company (“Fast More”), Cheer Gold Development Limited, a company organized under the laws of Samoa (“Cheer Gold”) and Floster Investment Limited, a company organized under the laws of Samoa (“Floster”, and together with Cheer Gold, the “Stockholders”) pursuant to which the Company acquired all of the issued and outstanding capital stock of Fast More from the Stockholders in exchange for the issuance by the Company to the Stockholders of an aggregate Thirty-Five Million (35,000,000) newly-issued shares of Common Stock, representing 70% of the issued and outstanding Common Stock as of the Closing Date. Thirty-Two Million Nine Hundred Thousand (32,900,000) shares were issued to Cheer Gold and Two Million One Hundred Thousand (2,100,000) shares were issued to Floster (the “Exchange”). As a result of the Exchange, Fast More became the Company’s wholly-owned and chief operating subsidiary.

From and after the Closing Date, the operations of Fast More are the only operations of the Company. Fast More’s wholly-owned and chief operating subsidiary is Changxing Chisen Electric Co., Ltd., a company organized under the laws of The People’s Republic of China, the principal business activities of which consist of the manufacture and sale of sealed lead-acid battery products primarily in the electric bicycle market. Therefore the Board believes that it is in the Company’s best interest to have the Company change its name in light of the fact that the name Chisen Electric Corporation more accurately reflects the business and operations of the Company.

Articles of Incorporation

The Company shall file with the Secretary of State of the State of Nevada an amendment to its Articles of Incorporation which shall indicate the new name of the Company to be Chisen Electric Corporation.

Recommendation of the Board of Directors

Our Board unanimously recommended a vote “ FOR” the approval to change the Company’s name from World Trophy Outfitters, Inc. to Chisen Electric Corporation.

Dissenters’ Right of Appraisal

Under Nevada law and the Company’s Articles of Incorporation and Bylaws, no stockholder has any right to dissent to the proposed amendment to change the name of our Company to Chisen Electric Corporation, and no stockholder is entitled to appraisal of or payment for their shares of our stock pursuant to such name change.

No Voting Of Stockholders Required

We are not soliciting any votes with regard to the proposal to change the company name from World Trophy Outfitters, Inc. to Chisen Electric Corporation. The principal stockholder that has indicated an intention to vote in favor of this Proposal holds the total issued and outstanding shares of voting capital stock and accordingly, such principal stockholder has sufficient shares to approve the Proposal.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one (1) Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at Jingyi Road, Changxing Economic Development Zone, Changxing, Zhejiang Province, The People’s Republic of China (Attention: Xu Kecheng), or by calling the Company at (011) 86-572-6267666 or the Company’s counsel K&L Gates LLP at (305) 539-3300 (Attention: Clayton E. Parker, Esq.) and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future Information Statements and annual reports.

By Order of the Board of Directors

/s/ Xu Kecheng

Name: Xu Kecheng
Title: President and Chief Executive Officer

Changxing, Zhejiang Province, The People’s Republic of China
December 29, 2008